PROSPECTUS and                  PRICING SUPPLEMENT NO. 1
PROSPECTUS SUPPLEMENT, each     effective at 11:00 AM ET
Dated July 10, 2001             Dated 11 July 2001
CUSIP: 24422ENL9                Commission File No.: 333-62622
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $3,850,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue

The Medium-Term Notes offered hereby will be Senior
Notes as more fully described in the accompanying
Prospectus and Prospectus Supplement and will be Denominated in U.S. Dollars.



INTEREST PAYMENT DATES:           Each January 17, July
                                  17, commencing on
                                  January 17, 2002 and
                                  at Maturity

Principal Amount:                 $25,000,000

Date of Issue:                    July 16, 2001

Maturity Date:                    July 17, 2006

INTEREST RATE:                    5.94% PER ANNUM

REDEMPTION PROVISIONS:            None

PLAN OF DISTRIBUTION:             Merrill Lynch & Co., has
                                  purchased the Senior
                                  Notes as Principal at a price
                                  of 99.483% of the aggregate
                                  principal amount of the
                                  Senior Notes.


Merrill Lynch & Co.